Exhibit 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2011
NASDAQ Global Select Market Symbol - "SBSI"

Tyler, Texas, (January 26, 2012) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:  SBSI) today reported its financial results for the three months and year ended December 31, 2011.

Southside reported net income of $10.7 million for the three months ended December 31, 2011, an increase of $3.2 million, or 42.0%, when compared to the same period in 2010.  The gain on sale of available for sale securities increased $295,000, or $192,000, net of income tax expense, to $3.1 million for the three months ended December 31, 2011 from $2.8 million for the same period in 2010.  Net income for the year ended December 31, 2011 increased $1.1 million, or 2.8%, to $40.6 million when compared to $39.5 million for the same period in 2010.  The gain on sale of available for sale securities decreased $13.1 million, or $8.5 million, net of income tax expense, to $12.7 million for the year ended December 31, 2011 when compared to $25.8 million for the same period in 2010.

Diluted earnings per common share increased $0.19, or 41.3%, to $0.65 for the three months ended December 31, 2011 when compared to $0.46 for the same period in 2010.  For the year ended December 31, 2011, diluted earnings per common share increased $0.08, or 3.3%, to $2.47 when compared to $2.39 for the same period in 2010.

The return on average shareholders’ equity for the year ended December 31, 2011, was 16.93%, a decrease when compared to 18.16% for the same period in 2010.  The annual return on average assets decreased to 1.29% for the year ended December 31, 2011 from 1.32% for the same period in 2010.

“We are extraordinarily pleased to report that Southside’s net income for the year ended December 31, 2011 increased $1.1 million, or 2.8%, when compared to 2010,” said B. G. Hartley, Chairman of the Board of Southside Bancshares, Inc.  “Our 2011 results were driven by an increase in net interest income due to a strategic increase in earning assets and an increase in our net interest margin.  In addition to favorable net interest income, earnings were positively impacted by a decrease in our credit costs as nonperforming assets continued to decrease.  These positive factors were offset in part by a decrease in gain on sale of securities, due to less strategic restructuring of the investment portfolio during 2011.”

“Our net income for 2011 represents the second highest level of earnings in the history of Southside.  Net income in 2011 of $40.6 million was exceeded only by net income in 2009 of $44.4 million.  Earnings in 2009 were driven by $33.4 million in gain on sale of securities, $20.7 million more than in 2011.  Our 2011 income was driven by an increase in net interest income as well as the decrease in our credit costs.  Therefore, we consider 2011 to be one of our best years ever.”

“Our business model has produced exceptional financial results for several years.  As the economic crisis unfolded in 2008, we began that year with what we believed would prove to be a fortress balance sheet.  That balance sheet served us well as we  did not participate significantly in the global recession.  Our return on average shareholders equity has exceeded 16.9% during each of the last four years and our financial results have enabled us to increase our cash dividend at an annualized rate of 21.7%.  Total shareholders’ equity has increased from $132.3 million at December 31, 2007 to $261.9 million at December 31, 2011.  This represents an increase of $129.6, or 97.9%.  We are exceptionally pleased to have organically almost doubled our shareholders’ equity over the past four years.  We believe very few banks have achieved these benchmarks during the last four years.”

“During the fourth quarter we began to experience meaningful loan growth as loans increased $46.8 million from September 30, 2011.  We anticipate loan growth will continue during 2012 as we are experiencing increased demand in many of our market areas.  We believe credit conditions have improved and are encouraging our loan officers to evaluate credit decisions in light of this current outlook.  The fourth quarter also saw a continued increase in deposits to fund our earning assets.”

“Effective execution of our business model was the driving force behind our successful 2011 financial results.  Proactive management of our franchise is built on four cornerstones; first, providing our customers with a high touch, convenient banking experience with superior products while also maintaining a competitive cost structure.  Second, providing prudent credit to our customers in the markets we serve.  Third, managing our balance sheet, investments and funding, in a manner to complement and assist with the overall business model objectives.  And last, but certainly not least, providing our stakeholders an attractive value proposition.”

“We begin 2012 under new leadership, as Sam Dawson was elected Chief Executive Officer earlier this month.  The Board and I have full confidence in Sam’s leadership.  Sam has been an integral part of the design and execution of our dynamic business model.  As a result, we anticipate continued proactive management of our model as well as continued financial success.”

Loans and Deposits

For the three months ended December 31, 2011, total loans increased by $46.8 million, or 4.5% when compared to September 30, 2011.  During the three months ended December 31, 2011, real estate 1-4 family increased $19.2 million, municipal loans increased $8.1 million, real estate construction loans increased $7.5 million, loans to individuals increased $4.5 million, real estate other increased $3.9 million, and commercial loans increased $3.4 million.  For the year ended December 31, 2011, total loans increased by $9.3 million, or 0.9% when compared to December 31, 2010.

Nonperforming assets increased $28,000, or 0.2% to $13.2 million, or 0.40% of total assets at December 31, 2011, when compared to September 30, 2011.  Nonperforming assets as a percent of total assets were 0.41% at September 30, 2011.  Nonperforming assets decreased by $4.5 million, or 25.5%, to $13.2 million, or 0.40% of total assets, at December 31, 2011, when compared to December 31, 2010.  This decrease is primarily a result of a decrease in nonaccrual and restructured loans.

During the three months ended December 31, 2011, deposits net of brokered deposits, increased $30.3 million, or 1.4%, compared to September 30, 2011.  During the year ended December 31, 2011, deposits, net of brokered deposits, increased $184.8 million, or 9.4%, compared to December 31, 2010.

Net Interest Income

Net interest income increased $2.2 million, or 10.0%, to $24.6 million for the three months ended December 31, 2011, when compared to $22.3 million for the same period in 2010.  For the three months ended December 31, 2011, our net interest spread increased to 3.24% from 3.10% for the same period in 2010.  The net interest margin increased to 3.48% for the three months ended December 31, 2011 compared to 3.40% for the same period in 2010.  The increase in our net interest margin and net interest spread for the three months ended December 30, 2011 compared to the same period in 2010 is primarily a result of a decrease in the cost of our interest bearing liabilities of 45 basis points that exceeded the decrease in the yield on our earnings assets of 31 basis points.  The net interest margin and net interest spread for the three months ended December 31, 2011 decreased to 3.48% and 3.24%, respectively, from 3.61% and 3.35% for the three months ended September 30, 2011.  The decrease in the net interest margin and net interest spread for the three months ended December 31, 2011 compared to the three months ended September 30, 2011 is a result of an increase in the average securities portfolio of $140.5 million, which generally have lower yields which more than offset the increase in average loans of $38.2 million, which generally have higher yields.

Net interest income increased $9.3 million, or 10.9%, to $95.4 million for the year ended December 31, 2011, when compared to $86.1 million for the same period in 2010.  For the year ended December 31, 2011, our net interest spread increased to 3.34% from 3.07% for the same period in 2010.  The net interest margin increased to 3.61% for the year ended December 31, 2011 compared to 3.39% for the same period in 2010.  The increase in our net interest margin and spread for the year ended December 31, 2011 compared to the same period in 2010 is primarily a result of slower prepayments on our mortgage-backed securities during 2011.  During the first six months of 2010 prepayments increased significantly due to announcements by Fannie Mae and Freddie Mac that they would repurchase delinquent loans that had not been repurchased for several months and that they would begin repurchasing these delinquent loans in a more timely manner.  In addition the cost of our interest bearing liabilities decreased 46 basis points during the year ended December 31, 2011 when compared to the same period in 2010, while the yield on our earning assets only decreased 19 basis points during the same period.

Net Income for the Three Months

The increase in net income for the three months ended December 31, 2011, when compared to the same period in 2010, was a result of an increase in net interest income and a decrease in the provision for loan losses.

Noninterest expense decreased $424,000, or 2.3%, for the three months ended December 31, 2011, compared to the same period in 2010.

Net Income for the Year

The increase in net income for the year ended December 31, 2011, when compared to the same period in 2010, was a result of an increase in net interest income and a decrease in the provision for loan losses which was partially offset by a decrease in noninterest income that was driven by a decrease in security gains.

Noninterest expense increased $1.0 million, or 1.4%, for the year ended December 31, 2011, compared to the same period in 2010.  The increase in noninterest expense was a result of increases in personnel expense associated with our overall growth and expansion, occupancy expense due to added facilities, and professional fees due to legal fees and consulting fees associated with the acquisition of Southside Financial Group, LLC which were partially offset by a decrease in FDIC insurance premium expense.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.31 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 48 banking centers in Texas and operates a network of 50 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susan.hill@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as "expect," "estimate," "project," "anticipate," “appear,” "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality and earnings and certain market risk disclosures, including the impact of interest rate uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At December 31, 2011	At December 31, 2010
	(dollars in thousands)
	(unaudited)

Selected Financial Condition Data (at end of period):

Total assets	$3,308,400	$2,999,621
Loans	1,087,230	1,077,920
Allowance for loan losses	18,540	20,711
Mortgage-backed and related securities:
Available for sale, at estimated fair value	1,347,003	946,043
Held to maturity, at cost	374,730	417,862
Investment securities:
Available for sale, at estimated fair value	286,399	299,344
Held to maturity, at cost	1,496	1,495
Federal Home Loan Bank stock, at cost	33,869	34,712
Deposits	2,321,671	2,134,428
Long-term obligations	321,035	433,790
Equity	261,905	215,436
Nonperforming assets	13,188	17,709
Nonaccrual loans	10,299	14,524
Accruing loans past due more than 90 days	5	7
Restructured loans	2,109	2,320
Other real estate owned	453	220
Repossessed assets	322	638

Asset Quality Ratios:
Nonaccruing loans to total loans	0.95%	1.35%
Allowance for loan losses to nonaccruing loans	180.02	142.60
Allowance for loan losses to nonperforming assets	140.58	116.95
Allowance for loan losses to total loans	1.71	1.92
Nonperforming assets to total assets	0.40	0.59
Net charge-offs to average loans	0.92	1.25

Capital Ratios:
Shareholders’ equity to total assets	7.92	7.15
Average shareholders’ equity to average total assets	7.64	7.24

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals by category for the periods presented:

	At December 31, 2011	At December 31, 2010
	(in thousands) (unaudited)
Real Estate Loans:
Construction	$111,361	$115,094
1-4 Family Residential	247,479	219,031
Other	206,519	200,723
Commercial Loans	143,552	148,761
Municipal Loans	207,261	196,594
Loans to Individuals	171,058	197,717
Total Loans	$1,087,230	$1,077,920

	At or for the		At or for the
	Three Months		Years
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
	(dollars in thousands)		(dollars in thousands)
	(unaudited)		(unaudited)

Selected Operating Data:
Total interest income	$32,756	$32,809	$131,038	$131,374
Total interest expense	8,191	10,477	35,631	45,307
Net interest income	24,565	22,332	95,407	86,067
Provision for loan losses	2,044	4,409	7,496	13,737
Net interest income after provision for loan losses	22,521	17,923	87,911	72,330
Noninterest income
Deposit services	3,938	4,075	15,943	16,819
Gain on sale of securities available for sale	3,060	2,765	12,732	25,789

Total other-than-temporary impairment losses	–	–	–	(39)
Portion of loss recognized in other comprehensive
income (before taxes)	–	–	–	(36)
Net impairment losses recognized in earnings	–	–	–	(75)

Gain on sale of loans	263	554	1,230	1,751
Trust income	642	632	2,610	2,368
Bank owned life insurance income	252	288	1,087	1,155
Other	929	861	3,950	3,589
Total noninterest income	9,084	9,175	37,552	51,396
Noninterest expense
Salaries and employee benefits	10,828	10,909	45,421	43,957
Occupancy expense	1,840	1,755	7,205	6,780
Equipment expense	497	458	2,055	1,899
Advertising, travel & entertainment	720	622	2,414	2,319
ATM and debit card expense	271	223	987	825
Director fees	330	360	914	950
Supplies	175	237	746	902
Professional fees	577	652	2,160	2,015
Postage	182	188	725	800
Telephone and communications	358	375	1,325	1,443
FDIC Insurance	107	737	1,817	2,909
Other	1,919	1,712	6,579	6,515
Total noninterest expense	17,804	18,228	72,348	71,314
Income before income tax expense	13,801	8,870	53,115	52,412
Provision for income tax expense	3,089	1,670	11,175	11,966
Net income	10,712	7,200	41,940	40,446
Less: Net (income) loss attributable to the noncontrolling interest	–	346	(1,358)	(955)
Net income attributable to Southside Bancshares, Inc.	$10,712	$7,546	$40,582	$39,491

Common share data attributable to Southside Bancshares, Inc:
Weighted-average basic shares outstanding	16,473	16,402	16,448	16,522
Weighted-average diluted shares outstanding	16,483	16,407	16,456	16,550
Net income per common share
Basic	$0.65	$0.46	$2.47	$2.39
Diluted	0.65	0.46	2.47	2.39
Book value per common share	–	–	15.88	13.05
Cash dividend declared per common share	0.38	0.34	0.90	0.85

	At or for the		At or for the
	Three Months		Years
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Selected Performance Ratios:
Return on average assets	1.28%	0.97%	1.29%	1.32%
Return on average shareholders’ equity	16.17	13.37	16.93	18.16
Average yield on interest earning assets	4.52	4.83	4.82	5.01
Average yield on interest bearing liabilities	1.28	1.73	1.48	1.94
Net interest spread	3.24	3.10	3.34	3.07
Net interest margin	3.48	3.40	3.61	3.39
Average interest earnings assets to average interest bearing liabilities	122.03	120.82	121.75	119.85
Noninterest expense to average total assets	2.13	2.34	2.31	2.38
Efficiency ratio	53.16	57.43	55.21	58.39

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Years Ended
	December 31, 2011			December 31, 2010
	AVG BALANCE	INTEREST	AVG YIELD	AVG BALANCE	INTEREST	AVG YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,054,882	$70,533	6.69%	$1,031,858	$73,230	7.10%
Loans Held For Sale	3,415	133	3.89%	5,123	189	3.69%
Securities:
Investment Securities (Taxable)(4)	6,056	64	1.06%	9,156	91	0.99%
Investment Securities (Tax-Exempt)(3)(4)	293,044	18,776	6.41%	245,874	16,515	6.72%
Mortgage-backed and Related Securities (4)	1,531,088	51,467	3.36%	1,460,785	50,130	3.43%
Total Securities	1,830,188	70,307	3.84%	1,715,815	66,736	3.89%
FHLB stock and other investments, at cost	30,937	233	0.75%	37,973	259	0.68%
Interest Earning Deposits	7,833	18	0.23%	13,880	32	0.23%
Total Interest Earning Assets	2,927,255	141,224	4.82%	2,804,649	140,446	5.01%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	41,280			43,881
Bank Premises and Equipment	50,627			48,709
Other Assets	138,297			124,052
Less: Allowance for Loan Loss	(18,965)			(19,135)
Total Assets	$3,138,494			$3,002,156
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$86,417	215	0.25%	$74,668	324	0.43%
Time Deposits	860,614	11,229	1.30%	741,712	13,514	1.82%
Interest Bearing Demand Deposits	807,344	4,203	0.52%	723,315	5,131	0.71%
Total Interest Bearing Deposits	1,754,375	15,647	0.89%	1,539,695	18,969	1.23%
Short-term Interest Bearing Liabilities	297,960	6,577	2.21%	309,649	7,563	2.44%
Long-term Interest Bearing Liabilities – FHLB Dallas	291,586	10,141	3.48%	430,485	15,500	3.60%
Long-term Debt (5)	60,311	3,266	5.42%	60,311	3,275	5.43%
Total Interest Bearing Liabilities	2,404,232	35,631	1.48%	2,340,140	45,307	1.94%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	459,594			415,162
Other Liabilities	33,875			28,132
Total Liabilities	2,897,701			2,783,434

SHAREHOLDERS’ EQUITY (6)	240,793			218,722
Total Liabilities and Shareholders’ Equity	$3,138,494			$3,002,156
NET INTEREST INCOME		$105,593			$95,139
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.61%			3.39%
NET INTEREST SPREAD			3.34%			3.07%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $3,930 and $3,446 for the years ended December 31, 2011 and December 31, 2010, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $6,256 and $5,626 for the years ended December 31, 2011 and December 31, 2010, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $1,112 and $1,248 for the years ended December 31, 2011 and December 31, 2010, respectively.

Note: As of December 31, 2011 and 2010, loans totaling $10,299 and $14,524, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Three Months Ended
	December 31, 2011			December 31, 2010
	AVG BALANCE	INTEREST	AVG YIELD	AVG BALANCE	INTEREST	AVG YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,069,612	$17,090	6.34%	$1,061,101	$18,709	7.00%
Loans Held For Sale	3,418	33	3.83%	6,944	64	3.66%
Securities:
Investment Securities (Taxable)(4)	6,103	15	0.98%	8,816	19	0.86%
Investment Securities (Tax-Exempt)(3)(4)	282,042	4,578	6.44%	262,018	4,239	6.42%
Mortgage-backed and Related Securities (4)	1,700,180	13,568	3.17%	1,512,196	12,193	3.20%
Total Securities	1,988,325	18,161	3.62%	1,783,030	16,451	3.66%
FHLB stock and other investments, at cost	33,285	51	0.61%	36,496	59	0.64%
Interest Earning Deposits	3,886	3	0.31%	9,067	13	0.57%
Total Interest Earning Assets	3,098,526	35,338	4.52%	2,896,638	35,296	4.83%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	38,938			44,349
Bank Premises and Equipment	50,794			50,123
Other Assets	147,327			124,386
Less: Allowance for Loan Loss	(18,093)			(19,302)
Total Assets	$3,317,492			$3,096,194
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$90,920	47	0.21%	$77,467	73	0.37%
Time Deposits	874,131	2,675	1.21%	818,851	3,052	1.48%
Interest Bearing Demand Deposits	857,006	959	0.44%	738,888	1,232	0.66%
Total Interest Bearing Deposits	1,822,057	3,681	0.80%	1,635,206	4,357	1.06%
Short-term Interest Bearing Liabilities	390,630	1,500	1.52%	324,005	1,930	2.36%
Long-term Interest Bearing Liabilities – FHLB Dallas	266,074	2,183	3.26%	378,048	3,367	3.53%
Long-term Debt (5)	60,311	827	5.44%	60,311	823	5.41%
Total Interest Bearing Liabilities	2,539,072	8,191	1.28%	2,397,570	10,477	1.73%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	474,847			437,427
Other Liabilities	40,721			35,904
Total Liabilities	3,054,640			2,870,901

SHAREHOLDERS’ EQUITY (6)	262,852			225,293
Total Liabilities and Shareholders’ Equity	$3,317,492			$3,096,194
NET INTEREST INCOME		$27,147			$24,819
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.48%			3.40%
NET INTEREST SPREAD			3.24%			3.10%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $1,017 and $928 for the three months ended December 31, 2011 and December 31, 2010, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $1,565 and $1,559 for the three months ended December 31, 2011 and December 31, 2010, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $0 and $1,404 for the three months ended December 31, 2011 and December 31, 2010, respectively.

Note: As of December 31, 2011 and 2010, loans totaling $10,299 and $14,524, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.